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                                                                   Exhibit 10.21
                                                          Facility Number: 82061

                 ADDENDUM TO CONTRACT DEALER GASOLINE AGREEMENT
                    (PAYPOINT NETWORK NON-LESSEE RETAILER)*

     This ADDENDUM, effective _____________ ("Effective Date") is attached to incorporated in and made a part of the Contract Dealer Gasoline Agreement, dated Sept. 2, 1999, by and between ARCO Products Company, a division of
           -------------
     Atlantic Richfield Company ("Franchisor") and LLO-Gas, Inc. ("Franchisee"), the operator of an ARCO location located at 4100 California Ave., Bakersfield, California 93309 ("Facility").

1.   Agreement
     ---------
     Franchisor shall provide PayPoint(R) Network Service ("PayPoint Network") to Franchisee. Franchisee shall perform as provided herein.

2.   Definitions
     -----------
     (a) The term "PayPoint Network" shall mean those services more fully described in Paragraph 3 below.

     (b) The term "Approval" shall mean that, for a Transaction entered into the PayPoint Network, Financial Institution or the PayPoint Network has caused a response to be transmitted to Franchisee through the PayPoint Network which indicates that the Transaction is approved or, for preauthorized transactions, e.g., gasoline purchases, that certain products
                                 ----
     or services may be purchased or performed, e.g. that gasoline may be
                                                ----
     pumped.

     (c) The term "Denial" shall mean that Financial Institution has caused a response to a Transaction to be transmitted through the PayPoint Network which indicates that the Transaction is not approved.

     (d) The term "Working Day" shall mean any day except Saturdays, Sundays and any other days on which financial institutions are regularly closed.

     (e) The term "access card" shall mean an access card issued, directly or indirectly, by a participating Financial. Institution to a Cardholder of such Financial Institution. An access card shall have the name of the Cardholder encoded and/or embossed thereon and/or a name, number or code which identifies such access card as being issued by a Financial Institution.

     (f) The term "Cardholder" shall mean a natural person or entity doing banking business with a participating Financial Institution and to whom such Financial


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     Institution has issued or proposes to issue an access card. The term
     "Cardholder" includes a natural person or entity purporting to be such Cardholder.

     (g) The term "Transaction" shall mean each use of an access card by a Cardholder for the purpose of paying for a purchase of a product or service or receiving cash or a refund from Franchisee through use of the PayPoint Network to which a participating Financial Institution responds with an approval or denial code.

     (h) The term "deposit account" shall mean the checking, savings and/or other account of Cardholder at a participating Financial Institution that is accessible via an access card.

     (i) The term "PayPoint Account(s)" shall mean the accounts at participating Financial Institutions or participating networks to which funds from Cardholders' deposit accounts shall be transferred. These funds so transferred shall be used to credit Retailer's Accounts.

     (j) The term "Retailer's Account" shall mean the account maintained by Franchisee at a financial institution that is a member of the Cal-Western Automated Clearing House Association or the National Automated Clearing House Association and named by Franchisee on Exhibit C, attached hereto, incorporated herein and made a part hereof, as the account into which deposits resulting from Cardholder Transactions at Franchisee's location are made.

     (k) The term "POS Terminal," "POS System," or "POS Equipment" shall mean the point-of-sale devices) or system used by Franchisee, which must meet the communications protocol and criteria of the PayPoint Network.

     (l) The term "Settlement Day" shall mean any day excluding weekends and the following holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day as well as any other days on which the Settlement Banks) are closed.

     (m) The term "participating Financial Institution," "Financial Institution," or "Network" shall mean the financial institutions, networks or Members or Affiliates of participating networks which execute agreements with Franchisor to participate in or provide services through the PayPoint Network.

3.   PayPoint Network Description
     ----------------------------
     The PayPoint Network shall enable Cardholders to receive cash or to pay for purchases of products and services by means other than cash, money order or check. Each Cardholder shall use an access card to initiate a Transaction. Franchisee shall promptly honor all valid access cards when presented by Cardholders and shall treat Cardholders from all participating Financial Institutions
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     equally.  Franchisee shall use a POS Terminal and may also use one or more Island Card Reader devices ("ICR Device") that are in communication with the PayPoint Network computer facility(ies).

     When the Cardholder's access card is inserted in the POS Terminal or ICR Device, information encoded on the magnetic stripe on the reverse of the access card shall be read by a magnetic stripe reader. The Cardholder shall enter his or her Personal Identification Number ("PIN") on a key pad. The encoded information, the encrypted PIN, the purchase amount or preauthorization request, and such other data regarding the Transaction as Franchisor may reasonably require, shall be transmitted from the POS Equipment to the Pay Point Network computer facility(ies) and from the PayPoint Network computer facility(ies) to a participating Financial Institution. Financial Institution shall respond with either an approval or denial for the requested Transaction.

     With certain types of POS equipment, certain purchases, e.g. gasoline, may
                                                             ----
     be preauthorized by the participating Financial Institution before any product or service is purchased or performed; the actual purchase amount shall be transmitted to the

     Financial Institution after the Cardholder has obtained such product or service. It is understood and agreed that the actual purchase amount shall be no more than the amount preauthorized.

     The final purchase amount shall subsequently be debited form the Cardholder's deposit account and credited to the Retailer's Account via the PayPoint Account(s). Franchisee shall not permit anyone to complete a .Transaction unless Franchisee has received approval through the PayPoint Network.

4.   Rent
     ----
     Commencing on the Effective Date, if this is a subsequent PayPoint Agreement between Franchisee and Franchisor, or the Commencement Date, as defined below, if this is the initial PayPoint Agreement between Franchisee and Franchisor or, where applicable, the first day of the thirteenth month following the Commencement Date, Franchisee shall pay to Franchisor, for participation in the PayPoint Network, transaction fees in the amount set forth on Exhibit A, which is incorporated herein, made a part hereof and attached hereto. Such fees shall be due and payable to Franchisor on or before the tenth day of the month following the month in which such fees were incurred during the term of this Addendum. Provided, however, that if Franchisee installs and ICR device at the Facility prior to the Commencement Date and operates it thereafter, Franchisee shall pay no fees for participation in the PayPoint Network for the first twelve months following the Commencement Date and 50% of the applicable fees for the balance of the term of this Agreement. The term "Commencement Date" shall mean the date on which


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     the first "live" Transaction, that is, a Transaction involving a Cardholder at the Facility, is provided to Franchisee through the PayPoint Network.

     Commencing on the Effective Date, if this is a subsequent PayPoint Agreement between Franchisee and Franchisor or, if this is the initial PayPoint Agreement between Franchisee and Franchisor, on the Commencement Date, and thereafter on or before the first day of each month during the term of this Addendum, Franchisee shall also pay Franchisor telephone line charges set forth on Exhibit A. It is understood that if Franchisee's product agreements) with Franchisor expires within the first twelve months following the Commencement Date and Franchisee and Franchisor execute a new Addendum to Contract Dealer Gasoline Agreement (PayPoint Network Non-Lessee ARCO Retailer) and Franchisee has installed and is operating an ICR Device and is therefore eligible for the waiver of transaction fees as set forth above, Franchisee shall pay no transaction fees for participation in the PayPoint Network for the number of months remaining of the original twelve month waiver period following the original Commencement Date referred to in this Addendum.

     If Franchisor terminates this Addendum at any time during the term of this Addendum for cause or because Franchisee has been designated a Special Retailer as described in Paragraph 14, or if Franchisee elects to terminate this Addendum at the end of the thirteenth month following the Commencement Date, as provided below for Franchisees on their initial PayPoint agreement, Franchisee shall pay Franchisor as set forth on Exhibit D, attached hereto, incorporated herein and made a part hereof, for disconnection and removal of telephone lines. Franchisee agrees to pay promptly when due and to hold Franchisor harmless from all fees, and sales, use, rental, gross receipts, inventory, excise, income and any other taxes (including interest, penalties, and additions to tax) imposed by any federal, state or local governmental authority upon Franchisee or Franchisor (except those taxes based upon or measured by the net income of Franchisor) in connection with any payments made pursuant to this Addendum. Franchisee agrees to pay promptly when due and to hold Franchisor harmless from all sales or use taxes and other similar taxes (including interest, penalties and additions to tax) imposed upon or with respect to charges or the use of any loaned property. Franchisee shall furnish to Franchisor, promptly upon request, any documentation, which in Franchisor's discretion is required to evidence the payment of any tax, including, but not limited to, official receipts of the appropriate taxing authorities, copies of tax returns and canceled checks.

     If this is the initial PayPoint agreement between Franchisee and Franchisor, on the first day of the thirteenth month following the Commencement Date, Franchisee shall have the option, upon giving Franchisor at least 30 days prior written notice, to terminate this Addendum; to downgrade the number of PayPoint Electronic Cashiers (Island CardReaders), if applicable; to downgrade to the Paypoint Cashier


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     only (ARCOmatic terminal), if applicable; or the downgrade to the PayPoint
     Authorization Terminal (low end terminal device). Any downgrading of equipment is at Franchisee's sole cost and expense.

5.   Security
     --------
     Franchisee shall require each Cardholder to enter his or her PIN on the POS Equipment at the Facility in order to initiate a Transaction, except to complete Preauthorized Transactions. All Cardholder PINs transmitted to Franchisor must be encrypted at the POS Terminal or ICR Device where the PIN is entered and must remain encrypted from such point of entry throughout the PayPoint Network. After completion of the Transaction, no PINS shall be retained by Franchisee. Franchisee agrees to take all precautions Franchisor may reasonably require to ensure security of data transmitted between the Franchisee location and participating Financial Institutions and in no event shall Franchisee permit PINS to be transmitted "in the clear."

6.   Transaction Approval or Denial
     ------------------------------
     It is understood that participating Financial Institutions have sole discretion to give approval or denial to Transactions requested by Franchisee and a Cardholder. Franchisee agrees to draw no positive or negative inference about a Cardholder from a participating Financial Institution's approval or denial.

7.   Access to Franchisee Location; Promotion and Evaluation of PayPoint Network
     ---------------------------------------------------------------------------
     Franchisee agrees to provide reasonable access to the Franchisee location to Franchisor's employees, agents and contractors and, if accompanied by Franchisor's employees, agents or contractors, to participating Financial Institutions. Franchisee acknowledges that Franchisor and participating Financial Institutions, shall require access to install and test the PayPoint Network Service and equipment, to demonstrate PayPoint Network Services to Cardholders, to study Cardholder use of the PayPoint Network and to ensure Franchisee's compliance with this Addendum.

     To the extent permitted by law, Franchisee agrees to place, at the Franchisee location, promotional and other materials provided by Franchisor. Franchisee agrees further to cooperate with Franchisor in it efforts to promote and evaluate the PayPoint Network.

8.   Interruption of Service
     -----------------------
     Franchisor and Franchisee shall cooperate to resolve any system malfunction or problem that interrupts normal operation of the PayPoint Network. Franchisor shall provide instructions and procedures for the handling of Transactions that are initiated when communications between Franchisor, the participating Financial Institutions and the Franchisee location are interrupted. Franchisee shall
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     immediately notify Franchisor's Maintenance Department if there is an interruption of the PayPoint Network.

9.   Cardholder Refund or Reversal/Void Transactions
     -----------------------------------------------
     Cardholder refund transactions shall not be processed electronically, but shall be processed by refunding cash or otherwise reimbursing the Cardholders. Receipts shall be made available to Cardholders in accordance with Paragraph 10 of this Addendum for all such Transactions.

10.  Receipts
     --------
     For each Transaction approved through the PayPoint Network, Franchisee shall make a receipt available to the Cardholder. The receipt shall contain all information required by Federal Reserve Board Regulation E or other applicable laws and regulations. Receipts shall include the following information: Cardholder's access card number, name and location of the Facility, date, time, amount of Transaction, type of Transaction (payment), type of account to or from which funds are transferred (unless only one type of account may be accessed), Franchisor assigned transaction or trace number and/or Financial Institution assigned reference number if the Transaction has been transmitted to Financial Institution, and, if applicable, any Transaction Fee.

     Franchisee understands and agrees that portions of this Addendum are for the benefit of participating Financial Institutions and therefore, if Franchisee breaches some of the terms and conditions of this Addendum, including but not limited to:

     (a)  breaches of the Receipt provisions of this Paragraph 10;

     (b) breaches of the Cardholder Dispute provisions of Paragraph 11 of this Addendum;

     (c) initiation or attempt to initiate by Franchisee or its agents or employees unauthorized transactions;

     (d) uses of any participating Financial Institution's name or marks or references to any participating Financial Institution in any advertising, point of purchase material, news release or trade publication without Franchisor's prior written consent or the sublicense or attempt to sublicense Franchisee's right to use such name or marks after receiving such consent;

     (e) failure to display, to the extent permitted by law, promotional and other materials as required by Paragraph 7 of this Addendum or failure to cease using and return any such materials should any participating Financial Institution withdraw from PayPoint Network participation:
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     (f)  drawing a positive or negative inference about a Cardholder from a participating Financial Institution's approval or denial in breach of the provisions of Paragraph 6 of this Addendum;

     (h) failure to follow the PayPoint Network procedures set forth in Paragraph 3 of this Addendum;

     (i) breaches of the Confidentiality/Non-Disclosure provisions of Paragraph 16 of this Addendum;

     (j)  breaches of the Security provisions of Paragraph 5 of this Addendum;
     or

     (k) breaches of the indemnification provisions of Paragraph 15 of this Addendum.

     Franchisor or participating Financial institution(s) shall have the right to name Franchisee a "Special Retailer" and to recover from Franchisee for the amount of all claims, liability, losses and expenses, notwithstanding any limits contained in Paragraph 15 of this Addendum, and (including, without limitation, attorneys fees) asserted against or incurred by Franchisor or such Financial Institutions) as a result of such breach.
     Such right to recover an the part of Franchisor or participating Financial Institutions shall include the right to debit the Franchisee's Trade Statement or electronically debit Retailer's Account, if Franchisee has not forwarded such amount to Franchisor within a period of time specified in a notice to the Franchisee. Such third party beneficiary rights shall be enforceable against Franchisee despite any defenses Franchisee may have against Franchisor.

     Furthermore, Franchisee understands and agrees that a breach of this Addendum may be grounds for termination/non-renewal of the Contract Dealer Gasoline Agreement.

11.  Resolution of Disputes
     ----------------------

     (a)  Cardholder Disputes
          -------------------
     Franchisee acknowledges that participating Financial Institutions are required by Federal law to resolve errors asserted by Cardholders, and to provide documentation requested by Cardholders, within certain time limits. Franchisee agrees to cooperate with Franchisor and participating Financial Institutions to resolve Cardholder disputes or inquiries about PayPoint Network Transactions. To facilitate resolution of Cardholder disputes, Franchisee shall retain, for a period of at least one hundred eighty (180) days, copies of receipts issued to Cardholders pursuant to Paragraph 10 of this Addendum, or reports from which Transaction information can be retrieved. In response to an oral request by Franchisor or a participating Financial Institution, to be confirmed in writing, Franchisee shall, within three (3) Working Days of the oral request, send documentation to Franchisor or to such Financial Institution, as instructed by Franchisor, showing requested receipt information for any Transaction that occurred within the previous one hundred eighty (180) days. If Franchisee fails to provide the requested information within three (3) Working Days, Franchisor shall, at the request of the participating Financial Institution, debit Franchisee's Trade Statement or electronically debit the Retailer's Account, for the amount disputed by the Cardholder and credit, through the participating Financial Institution, the Cardholder's deposit account for the amount disputed. The obligations of this Paragraph 11 shall survive termination of this Addendum. Detailed procedures for customer dispute resolutions are incorporated herein, made a part hereof and attached hereto as Exhibit B.

     (b)  Franchisee Disputes
          -------------------
     Franchisee agrees to review all Franchisee Account Statements and Management Reports (including journal tapes, daily sales reports and Management Report Printer tapes) and, within 60 days of a Transaction, to notify the PayPoint Network computer facility(ies) by telephone, to be confirmed immediately in writing, of any errors, discrepancies or disputes that Franchisee has concerning such Transaction. Neither Franchisor nor participating Financial Institutions shall be liable for errors, discrepancies or disputes of which Franchisee fails to notify Franchisor within such 60 day period. If the resolution of the error, discrepancy or dispute by Franchisor or a participating Financial Institution involves a credit to Franchisee, Franchisor shall pay Franchisee such credit by check.

     (c)  Disputes Over-Merchandise or Service
          ------------------------------------
     Franchisee shall handle all disputes over quality of merchandise or services purchased from Franchisee by Cardholders directly with Cardholders and shall indemnify and hold Franchisor and participating Financial Institutions harmless from any claim, action, damage or expense, including strict liability in tort, arising out of such disputes or the sale of goods or services by Franchisee; provided, however, to the extent Franchisee's petroleum or non-petroleum franchise agreements, if any, are contrary to this provision as to Franchisor, such petroleum or non-petroleum franchise agreement shall be controlling as to Franchisor.

12.  Transaction Error Resolution
     ----------------------------
     In certain unusual circumstances, Retailer's Account may be erroneously credited with an amount for a Transaction that did not occur at the Franchisee location or with a duplicate of an amount of a Transaction or fees for which Retailer's Account was previously credited. In such circumstances, Franchisee shall, within three (3) Working Days of receipt of an oral request, provide Franchisor with the amount of such erroneously credited or duplicate amount. If Franchisee fails to provide Franchisor with such amount, Franchisee agrees that Franchisor shall have the right to debit Franchisee's Trade Statement or electronically debit Retailer's Account for the amount of such erroneously credited or duplicate amount so that Franchisor may properly credit the Cardholder or other retailer's account.
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13.  Settlement: Settlement Reporting
     --------------------------------
     Franchisor shall process all approved Transactions captured each Settlement Day and any preceding non-Settlement Day and make arrangements for the funds to which Franchisee is entitled to be deposited into his or her Retailer's Account.

     Deposit and Transaction totals shall be made available to Franchisee by way of the POS Terminal, if possible; otherwise, by way of, written reports. Franchisor shall also mail to Franchisee, on request, summary reports of PayPoint Network Transactions at the Facility.

14.  Term: Termination
     -----------------
     Except as otherwise provided in this Addendum, PayPoint Network Service shall be provided from the Effective Date or, where applicable, the Commencement Date until the termination or expiration of Franchisee's Contract Dealer Gasoline Agreement with Franchisor. The Commencement Date shall be set forth in a notice from Franchisor to Franchisee.

     Franchisor may terminate this Addendum for any reason upon at least ninety
     (90) days advance written notice to Franchisee. For cause, Franchisor may terminate this Addendum immediately upon giving written notice to Franchisee. In addition, Franchisor may, at its sole option, terminate Franchisee's ability to accept access cards from certain participating Financial Institutions or terminate this Addendum or the Contract Dealer Gasoline Agreement immediately if a Financial Institution notifies Franchisor that it has designated Franchisee as a "Special Retailer," i.e., a Franchisee that Financial Institution has reason to believe has originated unauthorized Transactions to a Cardholder's deposit accounts or a Franchisee from whom an excessive number of Transactions are ultimately subject to chargeback, that is, debit of Franchisee's Trade Statement as more fully described in Paragraph 10 of this Addendum or a Franchisee who violated or failed to comply with the Security provisions referred to in Paragraph 5 of this Addendum. On the first day of the thirteenth month following the Commencement Date, Franchisee may terminate this Addendum for any reason upon at least thirty (30) days advance written notice to Franchisor. In the event of termination, Franchisee shall return to Franchisor all instructional and promotional material Franchisor has provided for use with the PayPoint Network and shall cease to use and display the "Marks" as defined in Paragraph 17a and participating Financial Institutions' trademarks, trade names and trade indicia and shall remove all decals and signs indicating Franchisee's participation in the PayPoint Network and, if Franchisee is terminated for cause or because he/she has been designated a Special Franchisee, Franchisee shall pay the applicable amount set forth on Exhibit D.

     In the event Franchisee refuses to, or is unable to return the material and/or to cease use and display, then Franchisor shall have the right to enter Franchisee's

     Facility and remove all such material, decals, and signs, and Franchisee agrees to pay the costs therefor.

15.  Indemnification
     ---------------
     Each party shall indemnify the other and hold it harmless and Franchisee shall indemnify participating Financial Institutions from any claim, action, damage or expense of any kind arising solely from fault or neglect of the indemnifying party, including but not limited to claims of infringement of any patent, copyright, trade secret or other proprietary right in the operation of the PayPoint Network. Neither party shall be liable to the other for any special, indirect or consequential damages, including but not limited to lost profits, even if the parties have knowledge of the possibility of such damages.

     Franchisee shall indemnify, hold harmless and defend Franchisor and participating Financial Institutions from and against all claims, losses, costs, damages, liabilities, and expenses (including reasonable attorneys' fees) which are suffered as a result of any Transaction or attempted Transaction and arise out of:

     (a) Personal injury or tangible property damage suffered or incurred by any person on Franchisee's premises;

     (b) Negligence or fraudulent conduct of Franchisee, Franchisee's agents and employees and independent contractors;

     (c) Unauthorized entry of data into the PayPoint Network or any Financial Institution's debit card system/network by Franchisee from any point in the PayPoint Network including the data communication link connecting the PayPoint data processing facility(ies) and any Financial Institution's debit card system/network, and POS equipment;

     (d) Unauthorized receipt of data from any Financial Institution's debit card system/network by Franchisee from any point in the PayPoint Network including the data communication link connecting the PayPoint data processing facility(ies) and any Financial Institution and POS Equipment;

     (e)  Disputes over Franchisee's sale or lease of goods or services; or

     (f) Failure of Franchisee, its employees, agents and its independent contractors to comply with this Addendum, or with applicable federal, state, or local laws, rules or regulations.

     However, Franchisee shall not be liable for the failure by any Financial Institution to discover a Technical Error, originated by Franchisee.

16.  Confidentiality: Nondisclosure
     ------------------------------
     Franchisee acknowledges that all information that is disclosed to, or comes to the attention of Franchisee for purposes of the development or operation of any aspect of the PayPoint Network (herein "Information") is strictly confidential. Franchisee agrees that Franchisee shall not use for any purpose other than Franchisee's use of the PayPoint Network or disclose said Information or knowingly permit Franchisee's employees or contractors to disclose said Information to any person outside Franchisor and Franchisee, or to any employee or contractor of Franchisor or Franchisee who does not have a specific need to know in performance of work hereunder.

     Franchisee acknowledges that participating Financial Institutions have a responsibility to their Cardholders to keep all records pertaining to Cardholders' banking transactions (herein "Cardholder Information") strictly confidential. Franchisee shall maintain the confidentiality of Cardholder Information.

     This paragraph shall not prevent the participating Financial Institutions from disclosing to their Cardholders information about such Cardholders' individual transactions.

     Franchisor agrees to use reasonable care to avoid disclosure of information relating to sales by Franchisee (herein "Sales Information") other than to Financial Institutions and other third parties who require access to Sales Information for purposes relating to Franchisee's use of or Franchisor's operation of the PayPoint Network. Franchisor's obligation of non-disclosure shall not apply to any Sales Information which is or becomes available to the public other than through breach of this Addendum by Franchisor. It is presently Franchisor's policy (which may be changed at any time by Franchisor at its sole option without notice) to destroy all records of Sales Information after two (2) years. Franchisor's obligation of non-disclosure with respect to Sales Information shall terminate upon destruction of such Sales Information.

     The obligations of this Paragraph 16 shall survive termination of this Addendum.

17.  Service Mark License
     --------------------
     (a) PayPoint, PayPoint Electronic Cashier, PayPoint Cashier, PayPoint Network, PayPoint and "Triangle" design, Electronic PayPoint, and the "Triangle" Design (hereinafter called "Marks") are service marks of Franchisor.

     (b) During the term of this Addendum, Franchisor grants to Franchisee for use at Franchisee's Facility a non-exclusive license and right to use the marks in connection with the PayPoint Network as defined in Paragraph 3, but only so long as such services are performed using equipment approved by Franchisor and such equipment is maintained in good operating order and is operated in accordance with

     Franchisor's training program and guidelines as promulgated from time to time by Franchisor.

     (c) Franchisor shall have the right at all time to enter Franchisee's Facility for the purpose of inspecting the equipment used with the PayPoint Network, and to satisfy itself that services are being provided to the public according to Franchisor's standards.

     (d) During the term of this Addendum, Franchisee shall be permitted to use and display the marks and other names and trade indicia used or authorized for use by Franchisor in connection with the PayPoint Network, but only in accordance with standards as set forth from time to time by Franchisor for the type of facility Franchisee is operating. Franchisee shall only be permitted to use or display names, marks, symbols, or trade indicia belonging to participating Financial Institutions in conjunction with PayPoint equipment or on advertising upon Franchisor's prior approval, and such use and display is subject to whatever restrictions Franchisor or such institutions may prescribe.

     (e) Franchisor expressly reserves the right to change, alter, modify, or withdraw the Marks, or any of them including the PayPoint name, at any time by giving Franchisee not less than thirty (30) days prior written notice thereof. In the event of such change, alteration or modification, Franchisee agrees that it shall henceforth not use the mark or name which has been changed, altered, modified, or withdrawn. In the event the PayPoint name is changed, altered, modified, or withdrawn by Franchisor, it is agreed that the new name or Mark shall be substituted for "PayPoint Network" as it appears in this Addendum.

     (f) Franchisee recognizes Franchisor's ownership and title to the Marks and shall not claim adversely to Franchisor any right, title, or interest thereto. Particularly, Franchisee agrees, during and after the term of this Addendum, not to use, register or attempt to register as a trademark or as a trade or corporate name, or aid any third party in registering or attempting to register, any of the Marks or any marks, names, or symbols confusingly similar thereto, or incorporating one or more of the words in such marks or names as trademarks or service marks, or as trade or corporate names.

     (g) All use of the Marks by Franchisee shall inure exclusively to the benefit of Franchisor and Franchisor may utilize such use in registering or defending such Marks. Franchisee agrees to cooperate with Franchisor in providing evidence or testimony relative to or supporting Franchisee's use of said Marks. Any registrations obtained by Franchisee contrary to Section (f) shall be held in trust for Franchisor and assigned by Franchisee to Franchisor upon Franchisor's request.

     (h) Upon termination of this Addendum or the Contract Dealer Gasoline Agreement, the undertakings and duties of Franchisee in Sections (f) and
     (g) shall survive and Franchisee shall cease using and remove the Marks and any names, marks, symbols, or trade indicia of participating Financial Institutions as set forth in Paragraph 14 of this Addendum.

18.  Force Majeure
     -------------
     No failure, delay or default in performing any obligation hereunder shall constitute default or breach of this Addendum to the extent that it arises from causes beyond the control and without fault or neglect of the party otherwise chargeable with failure, delay or default, including but not limited to: action or inaction of governmental, civil or military authority; strike, lockout or other labor dispute; war, riot or civil commotion; theft, fire, flood, earthquake, natural disaster; or default of a common carrier.

     The party wishing to rely on this paragraph to excuse failure, delay or default shall, when the cause arises, give the other party prompt written notice of the facts constituting same, and when the cause ceases to exist, give prompt notice to the other party.

19.  Assignment
     ----------
     Franchisee shall not assign any of its rights or delegate any of its obligations pertaining to the PayPoint Network without the prior written consent of Franchisor. Any assignment or delegation made without such prior written consent shall be void and any assignment or delegation to which Franchisor consents must be in conjunction with an assignment of the Contract Dealer Gasoline Agreement.

20.  Prices Goods and Services
     -------------------------
     No provision of this Addendum shall be construed as an agreement by Franchisor or participating Financial Institutions to the retail prices charged or the quantity or quality of goods sold or services rendered by Franchisee to Cardholders or to customers of Franchisee.

21.  Independent Contractor
     ----------------------
     Franchisor and Franchisee are independent contractors with respect to the subject matter of this Addendum and neither party nor its employees shall be deemed for any purpose to be the agent, employee, servant or representative of the other with respect to the subject matter of this Addendum.


IN WITNESS WHEREOF, the parties have executed this Addendum, or caused it to be executed on their behalf on the dates indicated below.


ARCO Products Company,                     Franchisee
a division of AtlanticRichfield Company



/s/ Connie Carroll             9/2/99      /s/ John Castellucci          9-29-99
-------------------------------------      -------------------------------------
                                 Date      LLO-Gas, Inc.                    Date


/s/ Hollie Johnson             9/2/99      /s/ Denise Newton             9-29-99
-------------------------------------      -------------------------------------
Witness                          Date      Witness                          Date

                  ARCO Contract Dealer/Distributor
______________________________________________________________________
PayPoint Network Fees

     Transactions per Month                   Fee per Transaction

           0 to 1,000                                 $.10
       1,001 to 2,000                                  .08
       2,001 to 3,000                                  .06
       3,001 to 4,000                                  .04
           Over 4,000                                  .02

     Minimum Monthly Charge = $60.00

     There will be no transaction fee during the first 12 months following the Commencement Date if Retailer installs a PayPoint Electronic Cashier(R), purchased through ARCO, at the pump island.

Phone Line Fee Options:

     Leased Line -- $100 per month plus any phone company pass-through costs including installation for each dedicated line or Dial Line -- installation costs plus monthly phone charge including per item phone calls.

Billing and Payment Terms:

Unless Retailer is entitled to 12-month waiver of the fee as set forth above, a fee will be charged for each Transaction. By the twentieth day of the following month, Retailer will be issued an invoice for: the total transaction times the fee per transaction for the tier achieved; the monthly phone line fee; and any portion of the monthly minimum not achieved. Invoices are payable upon receipt.

If Retailer's Contract Dealer or Distributor Agreement expires and is not renewed or is canceled prior to the expiration of the PayPoint Retailer Agreement, the PayPoint Agreement will be canceled or, at ARCO's option, can be converted to a Non-ARCO PayPoint Retailer Agreement.

Transaction Definition:

A "Transaction" means each use of an access card by a Cardholder for the purpose of paying for a purchase of a product or service or receiving cash, scrip, a refund or a reversal/void from Retailer's Facility through use of the PayPoint Network to which a participating Financial Institution responds with an Approval or Denial code.

                                   EXHIBIT B

                   Retailer Resolution of Cardholder Disputes
                   ------------------------------------------

PayPoint Network

     A cardholder dispute is initiated when a financial institution is notified of its cardholders complaint. If a cardholder informs a Franchisee that a problem exists with a transaction made at the retail facility prior to the date of the complaint, the Franchisee should inform the cardholder that the complaint should be taken to the cardholder's financial institution. All resolutions must originate at the cardholder's financial institution.

     Examples of complaints:

     a)   Cardholder was charged twice for a purchase.

     b) Cardholder never made the purchase, he/she was billed far by his/her financial institution.

Procedure for resolution of cardholder complaints by the PayPoint Network:

     1)   Cardholder disputes a transaction and notifies financial institution.

     2) Financial institution then notifies the Franchisor switch of the problem.

     3) The switch researches its records and makes every effort to find the disputed transaction in order to resolve the problem.

     4) However, if the switch is unable to find the disputed transaction in the records maintained at the switch, the Franchisee will be notified via telephone. The switch contact person will provide the Franchisee with the data furnished by the financial institution and request a copy of the cardholder receipt and/or a copy of the Management Report Printer (MRP) report showing the disputed transaction information.

     5) This telephone request will be immediately followed by a written request - a copy of the PayPoint Network Retailer Transaction Information Request form containing all the required transaction information. This form will be mailed to the Franchisee within one (1) working day of the telephone call. A copy of this form is attached.

     6) The Franchisee will have only three (3) working days after receipt of the request to research the transaction and send the requested information to the financial institution listed on the form.

     7) The Franchisee is subject to chargeback of the transaction amount in question if the requested information is not sent within three (3) working days.

     8) The Franchisee must send a copy of the completed PayPoint Network Retailer transaction Information Request form along with a copy of the customer receipt and/or MRP report (the same information furnished to the financial institution) to the Franchisor switch within one (1) working day of sending the information to the financial institution.

                                   EXHIBIT C

                 PayPoint Network Retailer Account Designation*
                 ----------------------------------------------

RETAILER:
________________________________________________________________________________


ADDRESS:
________________________________________________________________________________


CITY:
________________________________________________________________________________


STATE/ZIP CODE:
________________________________________________________________________________


I HEREBY AUTHORIZE ARCO PRODUCTS COMPANY, A DIVISION OF ATLANTIC RICHFIELD COMPANY, TO CREDIT THE ACCOUNT** DESCRIBED BELOW FOR SETTLEMENT PURPOSES FOR SERVICES PROVIDED THROUGH THE ARCO PAYPOINT NETWORK.

THE ACCOUNT TO WHICH SUCH CREDITS SHOULD BE APPLIED IS

ACCOUNT NO._____________________________________________________________________

AT______________________________________________________________________________

BRANCH NO.______________________________________________________________________


                                      PAYPOINT NETWORK RETAILER

                                      BY:
                                            ____________________________________

                                      TITLE:
                                            ____________________________________

                                      DATE:
                                            ____________________________________

* If Retailer has different Retailer's Accounts for its Retailer's Facilities, an Exhibit C must be completed for each different Facility.

**FINANCIAL INSTITUTION MUST BE A MEMBER OF NACHA.

                               PAYPOINT NETWORK

                   Retailer Transaction Information Request
                   ----------------------------------------

CLAIM NO.:
          ----------------------------------------------------------------------
DATE CLAIM RECEIVED:
                    ------------------------------------------------------------
TODAY'S DATE:
             -------------------------------------------------------------------

A dispute has been filed by a cardholder regarding the following transaction:

FI CARD NO.:
            --------------------------------------------------------------------
TRANSACTION AMOUNT:                  TRANSACTION DATE:
                   ----------------                   --------------------------

TRANSACTION TIME:                    REFERENCE NO.
                 ------------------                -----------------------------

Please return a copy of cardholder receipt or management report printer (MRP) report showing requested financial data within three (3) working days to:

FINANCIAL INSTITUTION:
                      ----------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONTACT PERSON:
               -----------------------------------------------------------------
YOU ARE SUBJECT TO CHARGEBACK OF TRANSACTION AMOUNT IN QUESTION IF "REQUESTED INFORMATION" IS NOT SENT WITHIN THREE (3) WORKING DAYS
                         -----------------------------

Franchisee:
Return a copy of this form along with copy of cardholder receipt and/or MRP report to:

NAME:
      --------------------------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------
--------------------------------------------------------------------------------

DATE INFORMATION SENT TO FINANCIAL INSTITUTION:
                                               ---------------------------------

                                   EXHIBIT D

                           POS and Remote Equipment
                           Disconnection and Removal
                                 Fee Schedule
                                 ------------


Telephone Line Disconnection                         $200.00

Each Inside Terminal Disconnection and Removal       $200.00

Each Outside Terminal Disconnection and Removal      $400.00